EMPLOYMENT AGREEMENT


     This Agreement (the "Agreement") is made and entered into on April 17, 1997, but effective as of February 14, 1997 (the "Effective Date"), between KINDER MORGAN G.P., INC., (the "Company"), a Delaware corporation, and WILLIAM
V. MORGAN ("Employee"), who currently resides at Four Seasons Place, 1111 Caroline Street, Apt. 2801, Houston, Texas 77010.

     1. Agreement to Employ. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. Employee will initially serve as the Vice Chairman of the Company and will perform such other duties as may be designated or assigned to him from time to time by the Company's Board of Directors and which are consistent with the executive-level responsibilities currently assigned to Employee. Employee agrees to devote a majority of his time to the discharge of the affairs of the Company; but, the Company acknowledges and agrees that Employee has outside business interests which will also require a portion of Employee's time and attention.

     2.   Compensation.

         a. Salary. For all services to be rendered by Employee, the Company shall pay Employee a salary at the rate of $200,000.00 per year, in installments of equal frequency to the Company's standard payroll practices. Salary payments shall be subject to withholding and other applicable taxes (e.g., federal and state withholding, FICA, earnings tax, etc.). The amount of salary due to Employee under this Agreement for any period of time less than one (1) month shall be prorated, based upon the number of days worked by Employee.

         b. Salary Adjustments. The salary payable to Employee hereunder will be adjusted on each anniversary of the Effective Date, by increasing it in the same proportion that the "Consumer Price Index" most recently published (as of such anniversary) by the United States Department of Labor has increased in comparison to the Consumer Price Index which had been most recently published by the Department of Labor one (1) year earlier. The Company will notify Employee each year of the amount of the CPI increase and Employee's salary for that year. No decrease in Employee salary, as adjusted from time to time, will occur as a result of the adjustments provided herein. The "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, for all items, as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (or if publication of such index is discontinued, any substantially equivalent successor index).

     3. Term. This Agreement shall be for a term commencing on the Effective Date and continuing for an initial term of three (3)


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years.  The term of this Agreement shall be extended on each anniversary of the Effective Date for an additional one (1) year period, such that as of each anniversary of the Effective Date, there shall be three (3) years remaining in the term of this Agreement.

     4. Personnel Policies and Employee Benefits. The general personnel policies of the Company will apply to Employee with the same force and effect as to any other employee of the Company, except to the extent such general personnel policies are inconsistent with the terms and provisions of this Agreement, in which event, the terms and provisions of this Agreement shall control. Such personnel policies shall include Employee's eligibility for employee benefits, if any, such as insurance of any kind, including life, medical and disability insurance, and similar employee benefits as the Board of Directors of the Company determines, in its sole discretion, from time to time. In the event that the Company's general personnel policies provide benefits or compensation to the Company's employees such as vacation, and Employee is given a similar or comparable benefit pursuant to this Agreement, the benefit shall not be cumulative and Employee shall be entitled only to the benefits conferred by this Agreement.

     5.   Termination of Employment by the Company.

         a. Without Cause. The Company may terminate Employee's employment under this Agreement at any time without cause; provided, however, that in such event, the Company shall continue to pay Employee salary as required (and as adjusted from time to time) pursuant to
     Section 2 hereof as severance pay for the remaining unexpired term of this Agreement, as it may have been extended from time to time pursuant to Section 3 (the "Severance Period"). Although, as stated above, the Company will continue to make salary payments to Employee during the Severance Period following his termination without cause, Employee will cease to be an employee of the Company as of the date notice of termination is given and he will not receive or accrue any benefits of employment after such termination of employment (e.g., life insurance, health insurance (other than COBRA extension rights), disability insurance, vacation accrual or other benefits provided pursuant to this Agreement or otherwise in conjunction with Employee's employment).

         b. With Cause. The Company may terminate Employee's employment under this Agreement at any time for cause effective immediately upon Notice of Termination. In the event the Company terminates this Agreement for cause on the part of Employee, Employee shall receive salary for the period to the date of his termination, but the Company shall not be obligated to pay any salary or other compensation for any

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     period of time after such termination.  Employee shall not be entitled to receive severance pay from the Company if his employment is terminated for cause. For purposes of this Agreement, "cause" shall mean the occurrence of any of the following events:

          (i) A Grand Jury indictment or a prosecutorial information (or any procedurally equivalent action) charging Employee with illegal or fraudulent acts, criminal conduct or willful misconduct relating to the activities of the Company;

         (ii) A Grand Jury indictment or a prosecutorial information (or any procedurally equivalent action) charging Employee with any criminal acts involving moral turpitude having a material adverse effect upon the Company;

         (iii) Grossly negligent failure by Employee to perform his duties in a manner which he knows, or has reason to know, to be in the Company's best interests;

         (iv) Bad faith refusal by Employee to carry out reasonable instructions of the Board not inconsistent with the provisions of this Agreement; or

         (v) Material violation by the Employee of any of the covenants and agreements contained in Section 1 hereof.


         c. Death. If Employee dies during the term of this Agreement, this Agreement shall terminate as of the date of such death and no salary or severance pay will be paid for the period subsequent to Employee's death.

         d. Disability. The Company may terminate Employee's employment under this Agreement at any time effective immediately upon written Notice of Termination if Employee becomes "totally and permanently disabled" (as hereinafter defined) so as to preclude Employee from performing his duties hereunder. If so terminated, Employee shall be entitled to receive: (i) the amount of any insurance proceeds payable to Employee under disability insurance policies, if any, then maintained for Employee's (and not the Company's) benefit; and (ii) salary through the effective date of termination of employment. Employee shall be deemed to be "totally and permanently disabled" (x) if Employee provides written acknowledgement thereof (or if Employee is unable to give such acknowledgement, it is provided by any adult member of his family),
     (y) a qualified independent physician selected by the Company shall have provided his opinion that Employee either (1) is permanently disabled, or (2) is incapable of resuming substantially full performance of his duties for the Company

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     for a period of at least six (6) months after his initial disability, or (z) Employee refuses to submit to an examination by an independent physician selected by the Company for purposes of determining whether a total and permanent disability has occurred.

     6. Termination of Employment by Employee. Employee shall have the right to terminate his employment at any time by providing at least thirty (30) days' prior written Notice of Termination to the Company. Following such termination, Employee shall receive salary for the period through the date of termination, but the Company shall not be obligated to pay any salary or compensation (including severance pay) for any period of time after such termination.

     7. Notice of Termination. Any termination of Employee's employment by the Company pursuant to Section 5 or by Employee pursuant to Section 6 shall be communicated by written Notice of Termination to the other party hereto. Said Notice shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Company:

                  Kinder Morgan G.P., Inc.
                  1301 McKinney Street, Suite 3450
                  Houston, Texas 77010
                  Attention:  Richard D. Kinder

              If to the Employee:

                  William V. Morgan
                  Four Seasons Place
                  1111 Caroline Street, Apt. 2801
                  Houston, Texas 77010

or at such other address as either party may designate in writing to the other.

     8. Company Property; Confidentiality. Upon termination of this Agreement for any reason whatsoever, Employee shall immediately deliver to the Company any and all confidential, proprietary or other property, tangible or intangible, of the Company. Employee agrees to maintain the confidentiality of all trade secrets and proprietary and confidential information (collectively, the "Confidential Information") of the Company, both during and subsequent to any periods of employment with the Company, and Employee will not, without express written authorization by the Company, directly or indirectly reveal or cause or allow to be revealed any such Confidential Information to any

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person other than to the Company's employees who are authorized to receive such Confidential Information in order to perform their duties for the Company, nor will Employee use any such Confidential Information to the detriment of the Company or other than in the course of his employment with the Company.

     9. Intellectual Property. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which Employee now or hereafter during the period Employee is employed by the Company may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title and interest in and to the Inventions free and clear of all liens, charges and encumbrances.

     10. Key-Man Life Insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of the Employee. The disposition of the proceeds of such policy shall be in the sole discretion of the Company.

     11. Restrictive Covenant.

         a. Non-Competition. Employee agrees that while he remains in the employ of the Company and for a period of twelve (12) months following termination of such employment (whether such termination is effected by Employee or the Company and whether with or without cause), Employee will not anywhere in the United States, directly or indirectly, own, manage, operate, join, contract or participate in the ownership, management or control of or be employed by or be connected in any manner with any business which is or may be competitive in any manner to the business engaged in as of the date of such termination by the Company or any partnership in which the Company is a general partner or any of the direct or indirect subsidiaries or affiliates of such partnerships, including, without limitation, Kinder Morgan Energy Partners, L.P., Kinder Morgan Operating L.P. "A", Kinder Morgan Operating L.P.
     "B" and Kinder Morgan Natural Gas Liquids Corporation (collectively, excluding the Company, the "Company Affiliates"). Notwithstanding the foregoing, both during and subsequent to his employment with the Company, Employee may: (i) own up to five percent (5%) of the outstanding equity securities of any corporation, partnership or other business which is listed upon a national stock exchange or traded in the over-the-counter market, and (ii) continue his ownership, management, operation, control and other participation with

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     those businesses in which Employee is involved as of the Effective Date and any additional businesses or opportunities which have been approved by the Board of Directors of the Company or its Conflicts and Audit Committee (or other appropriate committee of the Board of Directors).

         b.   Reformation.  In the event any restriction contained in this
     Section 11.a. should be considered by any court of competent jurisdiction to be unenforceable because unreasonable either in length of time or area to which said restriction applies, it is the intent of the parties hereto that said court reduce and reform the provisions thereof so as to apply to limits considered enforceable by said court.

         c. Specific Performance. Recognizing that irreparable damage will result to the Company and/or the Company Affiliates in the event of breach of the covenants and assurances of Section 10.a. by Employee, the Company and/or the Company Affiliates shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee and each and every person, firm, company, corporation, partnership or other entity acting in concert or participating with Employee from the continuation of such breach, and in addition thereto, Employee shall pay to the Company and the Company Affiliates all ascertainable damages, including costs and reasonable attorneys' fees and expenses, sustained by the Company and the Company Affiliates by reason of the breach of said covenants and assurances.

     12. Expense Reimbursement. Employee shall be reimbursed by the Company for the reasonable and necessary business expenses incurred by Employee in the discharge of his duties, subject to the Company's standard policies and procedures related to expense reimbursement and approval thereof.

     13. Waiver. Failure of either party to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment by either party of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     14. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15. Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

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     16. Entire and Final Agreement.  This Agreement shall supersede any and all agreements of employment, oral or written (including correspondence, memoranda, term sheets, etc.), heretofore existing and contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

     17. Assignment. This Agreement is not assignable by any party hereto without the written consent of the other parties hereto.

     18. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and Employee has hereunto set his hand the day and year first above written.


EMPLOYEE:                       COMPANY:


                                KINDER MORGAN G.P., INC.


/s/ William v. Morgan           By: /s/ Richard D. Kinder
__________________________          ___________________________
William V. Morgan



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